As filed with the Securities and Exchange Commission on October 28, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of Montreal

(Exact name of Registrant as specified in its charter)

Canada	13-4941092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 King Street West

1 First Canadian Place

Toronto, Ontario

Canada M5X 1A1

(416) 867-6785

(Address, including zip code, and telephone number including area code, of Registrant’s Principal Executive Offices)

BANK OF MONTREAL DEFERRED STOCK UNIT PLAN U.S.

FOR SENIOR OFFICERS

(Full Title of the Plan)

Colleen Hennessy

Bank of Montreal

111 West Monroe Street

Chicago, Illinois, USA 60690

(312) 461-7745

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

William C. Hermann

Chapman and Cutler LLP

111 West Monroe Street

Chicago, Illinois 60603

(312) 845-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, without par value	500,000	$58.66	$29,330,000	$3,362

(1)	No original issuance Common Shares will be offered under the Bank of Montreal Deferred Stock Unit Plan U.S. for Senior Officers (the “Plan”). In addition, this Registration Statement covers other rights to acquire the Common Shares registered under this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) also covers any indeterminate amount of additional Common Shares that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Common Shares of the Registrant.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Shares on the New York Stock Exchange on October 21, 2011 (which is within five business days prior to the date of filing) in accordance with Rule 457(c) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Part I and II of this Registration Statement (the “Registration Statement”) have been or will be sent or given to participants in the plans listed on the cover of this Registration Statement (together, the “Plans”) as specified by Rule 428(b) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

The rules of the Commission allow Bank of Montreal (the “Company” or the “Registrant”) to include information by “incorporation by reference” into this Registration Statement. The Registrant incorporated herein by reference the following documents, which have been filed by the Registrant with the Commission (with respect to the following Reports of Foreign Issuer on Form 6-K, solely with respect to those documents or portions of such documents that have been specifically designated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, which is referred to herein as the “Exchange Act”, for purposes of incorporation by reference into registration statements of the Registrant):

Registrant Filings with the SEC	Period and/or Filing Date
Annual Report on Form 40-F	Year ended October 31, 2010, as filed December 8, 2010
Report of Foreign Issuer on Form 6-K*	Filed November 24, 2010
Reports of Foreign Issuer on Form 6-K*	Filed December 7, 2010 (three filings)
Report of Foreign Issuer on Form 6-K*	Filed December 13, 2010
Reports of Foreign Issuer on Form 6-K*	Filed December 17, 2010 (two filings)
Report of Foreign Issuer on Form 6-K*	Filed February 25, 2011
Report of Foreign Issuer on Form 6-K*	Filed March 1, 2011
Reports of Foreign Issuer on Form 6-K*	Filed March 2, 2011 (two filings)
Report of Foreign Issuer on Form 6-K/A*	Filed March 15, 2011
Report of Foreign Issuer on Form 6-K*	Filed March 22, 2011
Report of Foreign Issuer on Form 6-K*	Filed March 28, 2011
Report of Foreign Issuer on Form 6-K*	Filed April 26, 2011
Report of Foreign Issuer on Form 6-K*	Filed April 29, 2011
Report of Foreign Issuer on Form 6-K*	Filed May 11, 2011
Report of Foreign Issuer on Form 6-K*	Filed May 25, 2011 (two filings)
Report of Foreign Issuer on Form 6-K*	Filed June 2, 2011
Report of Foreign Issuer on Form 6-K*	Filed June 9, 2011
Report of Foreign Issuer on Form 6-K*	Filed June 21, 2011
Report of Foreign Issuer on Form 6-K*	Filed June 22, 2011
Report of Foreign Issuer on Form 6-K*	Filed June 24, 2011
Report of Foreign Issuer on Form 6-K*	Filed on July 6, 2011
Report of Foreign Issuer on Form 6-K*	Filed on July 22, 2011
Report of Foreign Issuer on Form 6-K*	Filed on August 23, 2011
Report of Foreign Issuer on Form 6-K*	Filed on August 24, 2011
Report of Foreign Issuer on Form 6-K*	Filed on August 31, 2011
Report of Foreign Issuer on Form 6-K*	Filed on September 22, 2011
Description of the Common Shares of the Registrant contained in Form 8-A (File No. 1-13354)	Filed September 26, 1994

*	Other than those documents or the portions of those documents not specifically designated as “filed” for purposes of incorporation by reference into registration statements of the Registrant under the Exchange Act.

In addition, to the extent designated therein, certain reports on Form 6-K and all documents filed by the Registrant under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement to the extent specifically designated as filed for such purposes, other than the portions of those documents not deemed to be filed, and to be part of this registration statement from the date of filing of such reports.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel

None.

ITEM 6.	Indemnification of Directors and Officers

Under the Bank Act of Canada (the “Bank Act”), except in respect of an action by or on behalf of the bank to procure a judgment in its favor, a bank may indemnify a director or officer, a former director or officer or another person who acts or acted, at the Registrant’s request, as a director or officer or in a similar capacity for another entity, and his or her heirs and personal representatives, against all costs, charges, expenses, and liability, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her because of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the bank or other entity, if: (1) that person acted honestly and in good faith with a view to the best interests of, as the case may be, the bank or the other entity for which he or she acted at the bank’s request as a director or officer or in a similar capacity; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her conduct was lawful.

These individuals are entitled to an indemnity from the bank in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any action to which the individual is subject because of the association referred to above with the bank or other entity if the person was not judged by the courts or other competent authority to have committed any fault or omitted to do anything that they ought to have done and fulfilled the conditions set out in (1) and (2) above. Under the Registrant’s by-laws, the Registrant is required to indemnify its directors and officers to the full extent permitted by the Bank Act. A bank may, with the approval of a court, also indemnify that person regarding an action by or on behalf of the bank or other entity to procure a judgment in its favor, to which the person is made a party because of the association referred to above with the bank or other entity, if he or she fulfills the conditions set out in (1) and (2) above.

ITEM 7.	Exemption from Registration Claimed

Not applicable.

ITEM 8.	Exhibits

See Index to Exhibits of this Registration Statement at page II-8, which is incorporated herein by reference.

ITEM 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Canada, on October 26, 2011.

BANK OF MONTREAL

By:	/s/ Thomas E. Flynn
Name: Thomas E. Flynn
Title: Executive Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of William A. Downe, Thomas E. Flynn and Cathryn E. Cranston his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the U.S. Securities Act (the “Securities Act”), and any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, in connection with the registration under the Securities Act of the securities of Bank of Montreal (the “Bank”), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name, in his or her capacity as a member of the Board of Directors or officer of the Bank, on this Registration Statement or a registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act relating to such securities and/or such other form or forms as may be appropriate to be filed with the SEC as any of them deem appropriate in respect of the securities of the Bank, on any and all amendments, including post-effective amendments, to such registration statement, and on any and all instruments and documents filed as part of or in connection with such registration statement and any and all amendments thereto, including post-effective amendments.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated in the City of Toronto, Province of Ontario, Canada, on the date indicated below.

Signature/Name	Title	Date

/s/ William A. Downe	President and Chief Executive Officer, Director (Principal Executive Officer)	October 27, 2011
William A. Downe

/s/ Thomas E. Flynn	Executive Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 26, 2011
Thomas E. Flynn

/s/ David A. Galloway	Chairman of the Board	October 25, 2011
David A. Galloway

/s/ Robert M. Astley	Director	October 25, 2011
Robert M. Astley

Signature/Name	Title	Date

/s/ David R. Beatty	Director	October 25, 2011
David R. Beatty

/s/ Sophie Brochu	Director	October 25, 2011
Sophie Brochu

/s/ Robert Chevrier	Director	October 25, 2011
Robert Chevrier

/s/ George A. Cope	Director	October 25, 2011
George A. Cope

/s/ Christine A. Edwards	Director	October 25, 2011
Christine A. Edwards

/s/ Ronald H. Farmer	Director	October 25, 2011
Ronald H. Farmer

/s/ Harold N. Kvisle	Director	October 25, 2011
Harold N. Kvisle

/s/ Bruce H. Mitchell	Director	October 25, 2011
Bruce H. Mitchell

/s/ Philip S. Orsino	Director	October 25, 2011
Philip S. Orsino

/s/ Martha C. Piper	Director	October 25, 2011
Martha C. Piper

/s/ J. Robert S. Prichard	Director	October 25, 2011
J. Robert S. Prichard

/s/ Guylaine Saucier	Director	October 25, 2011
Guylaine Saucier

/s/ Don M. Wilson III	Director	October 25, 2011
Don M. Wilson III

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Bank of Montreal in the United States, in the City of Chicago, State of Illinois, October 25, 2011.

BANK OF MONTREAL

By:	/s/ Colleen Hennessy
Colleen Hennessy
Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number

3.1	By-laws of Bank of Montreal (incorporated by reference to the Current Report on Form 6-K filed by Bank of Montreal with the SEC on March 28, 2011)

4.1	Bank of Montreal Deferred Stock Unit Plan U.S. for Senior Officers

23.1	Consent of KPMG LLP

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (as set forth on pages II-5 and II-6 herein)